Exhibit 5.2

Mintz LLP

200 Bay St, South Tower

Suite 2800

Toronto, ON M5J 2J3

(647) 499-2828

June 14, 2024

Profound Medical Corp.

2400 Skymark Avenue, Unit 6

Mississauga, Ontario

L4W 5K5, Canada

Ladies and Gentlemen:

RE: REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the references to our firm name in the prospectus filed as part of this registration statement on Form F-10 of Profound Medical Corp. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

/s/ Mintz LLP

Mintz LLP